UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT 4.1	Assumption and Amendment Agreement and Installment Note
EXHIBIT 10.1	First Amendment to Term Loan Agreement
EXHIBIT 104.	Cover page interactive data file (embedded within the inline XBRL document)

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Term Loan Agreement

On July 22, 2020, Weyerhaeuser Company (“Weyerhaeuser”) entered into the First Amendment to Term Loan Agreement (“Amendment”) with Northwest Farm Credit Services, PCA, as Administrative Agent, and the lenders party thereto in order to modify certain provisions of Weyerhaeuser’s Term Loan Agreement dated as of July 24, 2017, by and among the same parties (“Term Loan Agreement”).  The Term Loan Agreement, as amended by the Amendment (“Amended Term Loan Agreement”), governs the terms of Weyerhaeuser’s $225 million senior unsecured term loan that matures in July 2026.

The Amendment addresses the future discontinuance of LIBOR and sets forth a process for transition to a mutually acceptable alternate benchmark rate, similar to the process set forth in the company’s $1.5 billion five-year revolving credit agreement. The Amendment also modifies certain existing provisions in the Term Loan Agreement to conform to similar provisions in the revolving credit agreement.  Lastly, the Amendment updates the frequency by which the LIBOR reference rate (or any replacement benchmark rate) may be adjusted, based on a defined measure of lender cost of funds.

Amendment to Installment Note

Reference is made to that certain Assumption and Amendment Agreement dated as of April 28, 2016, by and among Plum Creek Timberlands, L.P., Weyerhaeuser and MeadWestvaco Timber Note Holding Company II, LLC, as acknowledged and agreed to by the other parties thereto, including the Amended and Restated Installment Note dated December 16, 2013, as amended as of April 28, 2016, that is attached as Annex A thereto (“Installment Note”). Pursuant to the terms of the Installment Note, the affirmative and negative covenants set forth in the Amended Term Loan Agreement are incorporated by reference into the Installment Note.

The foregoing description of the Amendment, the Amended Term Loan Agreement and related matters, including the effect of the Amendment on the Installment Note, is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Installment Note, which are filed with this current report as Exhibit 10.1 and 4.1, respectively, and are incorporated into this current report by reference. The Amendment (including the Amended Term Loan Agreement attached as Exhibit A thereto), contains representations and warranties that Weyerhaeuser made to the lenders that are party to the Amendment as of a specific date. The assertions embodied in those representations and warranties were made solely for purposes of the contractual agreements between the parties to the Amendment and may be subject to important qualifications and limitations to which the parties agreed in connection with negotiating the Amendment. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact. For the foregoing reasons, investors should not rely on the representations and warranties contained in the Amendment (or the Amended Term Loan Agreement attached as Exhibit A thereto) as statements or representations of factual information.

Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial banking and general financing services for Weyerhaeuser and its affiliates for which they received or will receive customary fees and reimbursement for related expenses.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.     The following items are filed with this report.

Exhibit No.	Description

4.1

Assumption and Amendment Agreement and Installment Note dated as of April 28, 2016 by and among Plum Creek Timberlands, L.P., Weyerhaeuser Company and MeadWestvaco Timber Note

Holding Company II, L.L.C. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 4, 2016 - Commission File Number 1-4825).

10.1

First Amendment to Term Loan Agreement dated as of July 16, 2020 by and among Weyerhaeuser Company, as borrower, Northwest Farm Credit Services, PCA, as administrative agent, and the lenders party thereto.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 23, 2020